Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of March 18, 2024, by and among Sharing Services Global Corporation, a Nevada corporation, having its principal office address at 5200 Tennyson Parkway, Suite 400, Plano, Texas 75024 (the “Company”) and HWH International Inc., a Delaware corporation, having its principal office address at 4800 Montgomery Lane Suite 210, Bethesda, MD 20814 and/or its successors and assigns (the “Purchaser” and together with the Company, the “Parties” and each a “Party”).

WHEREAS, the Company desires to sell to the Purchaser the Convertible Note and the Warrant, as defined herein; and

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“SEC”) under the 1933 Act.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. PURCHASE AND SALE

1.1 Closing; Cash Consideration.

(a) Cash Consideration. Subject to the terms and conditions set forth in this Agreement, the Company shall issue to the Purchaser at the Closing (as defined below) and the Purchaser shall purchase from the Company at the Closing a Convertible Promissory Note in the amount of Two Hundred and Fifty Thousand United States Dollars (US$250,000.00), in the form of Exhibit A hereto (the “Convertible Note”), which shall be convertible into Two Hundred Eight Million Three Hundred Thirty-Three Thousand Three Hundred and Thirty-Three (208,333,333) shares of the Company’s common stock at the option of the Purchaser (the “Shares”) and certain warrants in the form attached hereto as Exhibit B (the “Warrant”), which the Warrant shall be exercisable into up to Two Hundred Eight Million Three Hundred Thirty-Three Thousand Three Hundred and Thirty-Three (208,333,333) shares of the Company’s common stock (such shares issuable pursuant to the terms of the Warrant upon conversion or otherwise, collectively, the “Warrant Conversion Shares”), in accordance with the terms of the Warrant for an aggregate purchase price of Two Hundred and Fifty Thousand United States Dollars (US$250,000.00) (the “Cash Consideration”). The Closing shall take place as the Parties may mutually agree and may be accomplished via electronic mail.

(b) The Closing. Within seven (7) calendar days of the execution of this Agreement, provided the terms and conditions set forth herein have been satisfied, the Company shall deliver the Convertible Note and the Warrant to the Purchaser and the Purchaser shall deliver the Cash Consideration via wire transfer of immediately available funds to such account as the Company shall designate in writing (the “Closing”). The date on which the Closing shall occur is refe1Ted to as the “Closing Date”.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser, each of which shall be true and complete on the Closing Date:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business in the jurisdictions in which it currently operates.

(b) The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

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(c) The execution, delivery and performance by the Company of this Agreement and consummation by the Company of the transactions contemplated hereby do not and will not: (i) violate the organizational documents of the Company; (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Company; or (iv) violate any contract to which either the Company or any of their assets are bound.

(d) The authorized and issued capital stock of the Company is as follows:

(i) Series A convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,100,000 shares issued and outstanding as of December 31, 2023;

(ii) Series B convertible preferred stock, $0.0001 par value, no shares issued and outstanding as of December 31, 2023;

(iii) Series C convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,220,000 shares issued and outstanding as of December 31, 2023;

(iv) Series D preferred stock, $0.0001 par value, 26,000 shares issued and outstanding as of December 31, 2023;

(v) Class A common stock, $0.0001 par value, 1,990,000,000 shares designated, 376,328,885 shares and 347,451,880 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively; and

(vi) Class B common stock, $0.0001 par value, 10,000,000 shares designated, no shares issued and outstanding as of December 31, 2023.

Except as set forth in this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company.

(e) The Shares and the Warrant Conversion Shares, upon the issuance thereof, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all claims, liens, pledge, right of first refusal, security interest and encumbrances; will be free of restrictions on transfer other than applicable state and federal securities laws; and will be issued in compliance with all applicable federal and state securities laws.

(f) No “bad actor” disqualifying event described in Rule 506(d)(l)(i-viii) of the 1933 Act is applicable to the Company or, to the Company’s knowledge, any Company Covered Person. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the 1933 Act, any person listed in the first paragraph of Rule 506(d)(l) of the 1933 Act.

(g) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

(h) The Company is not a party to any written or oral agreement to issue any equity to any party other than the Purchaser.

(i) Except as contemplated by this Agreement, there are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Company with respect to the Convertible Note, Shares, Warrant or Warrant Conversion Shares.

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(j) No proceedings relating to the Convertible Note, Shares, Wan-ant or Wan-ant Conversion Shares or any currently outstanding equity of the Company, are pending or, to the knowledge of the Company, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Company’s right to issue the Convertible Note, Shares, Warrant or Warrant Conversion Shares to the Purchaser.

(k) All corporate action required to be taken by the Company’s board of directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Convertible Note and Warrant at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Convertible Note and Warrant has been taken or will be taken prior to the Closing.

(I) The Company operates its business in compliance with applicable law and has all necessary regulatory permits to conduct its business as conducted and as planned to be conducted.

(m) No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly announced, and could have a material adverse effect on the Purchaser’s investment hereunder or could cause the Company to have a Material Adverse Effect. The Company wan-ants that there is no legal proceeding and is not subject to any pending, or to its knowledge, threatened, legal proceedings against or affecting it, its business, assets, or property, and to the Company’s knowledge there are no grounds on which any legal proceeding could be brought against or affecting it, its business, assets, or property. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under the Agreement. “Subsidiaries” means any entity in which the Company, directly or indirectly, controls or operates all or any part of the business, operations or administration of such entity, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(n) Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect.

(o) On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(p) Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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(q) The Company and its Subsidiaries are in material compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(r) The foregoing representations, warranties and acknowledgments are true and accurate as of the date hereof. The Company agrees to indemnify and bold harmless the Purchaser and their affiliates, officers, members, managers, partners, agents and attorneys from any and all claims, actions, causes of action, judgments, damages, losses or costs (including, without limitation, reasonable attorneys’ fees incurred in connection therewith or in defense thereof) of any nature whatsoever arising from, related to, or incurred as a result of the breach, or alleged breach, of any representation, warranty or covenant contained in this Agreement or in any other document executed by the Company in connection with this investment.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, each of which shall be true and complete on the Closing Date:

(a) This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b) The Purchaser is acquiring any Shares and any Warrant Conversion Shares solely for its own account for working capital and investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares and Warrant Conversion Shares are not registered under the 1933 Act, or any state securities laws, and that the Shares and Warrant Conversion Shares may not be transferred or sold except pursuant to the registration provisions of the 1933 Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(c) The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.3 Conditions to the Purchasers’ Obligations at Closing. The obligations of the Purchaser to purchase the Convertible Note and Warrant at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived.

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the Closing.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

2.4 Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Convertible Note and Warrant to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2.2 shall be true and correct in all respects as of the Closing.

(b) Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

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3. COVENANTS

3.1 Financial Covenant. The Company agrees that it shall not incur any unnecessary additional debt or liability during the term of this Agreement.

3.2 Corporate Opportunity. The Company hereby agrees that notwithstanding anything expressed or implied herein to the contrary, the Purchaser and his affiliates (including but not limited to any company or other enterprise which the Purchaser is an officer, director or direct or indirect stockholder of), as well as such affiliates’ owners, officers, directors, and employees may engage in or possess interests in other business ventures of any kind and description (including but not limited to business ventures which may compete with the Company), independently or with others, for their own accounts; the fact that the Purchaser and his affiliates, and their owners, officers, directors, and employees may avail itself of any opportunities, either by itself or with other persons, and not offer such opportunities to the Company, shall not subject Purchaser and its affiliates, and their owners, officers, directors, and employees to liability to the Company or to any stockholder thereof on account of a lost Company opportunity; and the Company shall not have any right by virtue of this Agreement in or to any such opportunities described above or to the income or profits derived therefrom, and the pursuit of such opportunities, even though competitive with the Company, shall not be deemed wrongful or improper or in violation of this Agreement. The Company agrees to execute and deliver such waiver, or to adopt such policies and procedures, to the fullest extent of the applicable law, as may be necessary to effectuate the intent hereof. This Section 3.2 shall apply regardless of any additional ownership in the Company which the Purchaser may subsequently acquire.

3.3 Right of First Offer. In addition to, and not by way of limitation to those rights set forth in Section 3.3 above, and subject to the terms and conditions of this Agreement and applicable law, the Parties hereby agree as follows:

(a) If the Company proposes to offer or sell any equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities in the Company (the “New Securities”), the Company shall first offer such New Securities to the Purchaser. The Company shall give notice (the “Offer Notice”) to the Purchaser stating (i) its bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within thirty (30) days after the Offer Notice is given, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, the New Securities. Such New Securities, if acquired, would be in addition to those the Purchaser is entitled to receive pursuant to Section 3.3 hereof.

3.4 Tag Along Right. In the event the Company receives an offer from a third party to sell, merge, exchange, consolidate, transfer or otherwise dispose of shares in the Company (the “Third Party Offer”) the Company shall immediately notify the Purchaser of the offer. If the Purchaser wishes to sell its shares of the Company to the third party on the same terms and condition as contained in the Third Party Offer, then the Company shall not be entitled to sell, merge, exchange, consolidate, transfer or otherwise dispose of shares of the Company unless the third party purchases the Purchaser’s shares in the Company at the same time, and on the same terms and conditions. The Purchaser retains all right to decline to sell to the third party.

3.5 Piggyback Registration Rights. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) the Shares, Warrant Conversion Shares, and any other shares of the common stock of the Company held by the Purchaser as of such date (the “Registrable Securities”). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to keep such registration statement continuously effective under the 1933 Act until the first to occur of: (A) the date that is one (1) year from the date the registration statement is declared effective by the SEC and (B) the date that all Registrable Securities covered by such registration statement have been sold. Notwithstanding the registration obligations set forth in this Section, if the Company is unable to register all of the Registrable Securities on a single registration statement due to applicable law or regulation, the Company agrees to promptly inform Purchaser and use its commercially reasonable efforts to file amendments to any registration statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering. The Purchaser shall hold the registration rights set forth herein for as long as they remain a shareholder, or holder of any warrants, of the Company.

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3.6 Legends. The Purchaser understands that the Shares and Warrant Conversion Shares will be issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, such Shares or Warrant Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Certificates evidencing such Shares or Warrant Conversion Shares shall not be required to contain the legend set forth above or any other legend (i) while a registration statement covering the resale of such Shares or Warrant Conversion Shares is effective under the 1933 Act, (ii) following any sale of such Shares or Warrant Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Shares or Warrant Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Shares or Warrant Conversion Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel to the Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Shares or Warrant Conversion Shares may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days (or such earlier date as required pursuant to the Securities Exchange Act of 1934 or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Purchaser delivers such legended certificate representing such Shares or Warrant Conversion Shares to the Company) following the delivery by the Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares or Warrant Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section, as directed by the Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Shares or Warrant Conversion Shares are DTC eligible, credit the aggregate number of shares of Common Stock to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the OTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Shares or Warrant Conversion Shares that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Shares or Warrant Conversion Shares or the removal of any legends with respect to any Shares or Warrant Conversion Shares in accordance herewith.

4. MISCELLANEOUS

4.1 Entire Agreement. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, commitment, agreements and understandings, oral or written, which shall have no further force or effect, and the Parties to any such other negotiation, commitment, agreements and writing shall have no further rights or obligations thereunder.

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4.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

4.4 Further Assurances; Due Diligence. The Company shall execute and deliver such other certificates, instruments and documents as may be required to carry out the intent and accomplish the purposes of this Agreement and consummation of the transaction(s) contemplated hereby.

4.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto.

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.8 Governing Law and Jurisdiction. All questions concerning the construction, validity, enforcement, interpretation and termination of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts oflaw thereof. The Parties irrevocably attom to the jurisdiction of the courts of the State of Delaware for any actions or proceedings arising out of or relating to the enforcement of this Agreement.

4.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, will be settled by arbitration in the State of Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any decision made pursuant to such arbitration will be binding on the Parties and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

4.10 Fees. Each Party shall bear its own costs and expenses, including attorneys’ fees, in relation to this Agreement.

4.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and same agreement. Delivery of an executed counterpart of a signature page to this Agreement by photocopy, facsimile or scanned and transmitted via electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement and fully binding on the Parties to the same extent as original signatures.

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4.12 Notices. All notices to any Party required or permitted hereunder shall be in writing and shall be sent to the physical address or email address set forth for such Party as follows:

To the Company:

Sharing Services Global Corporation

5200 Tennyson Parkway, Suite 400, Plano,

Texas 75024

Attention: John “JT” Thatch

Email: jt@shrginc.com

To the Purchaser:

HWH International Inc.

Attn: Chan Heng Fai Ambrose

Address: 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989

Email: fai@alsetinternational.com

Any such notice shall be deemed effectively given (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a recognized national overnight courier, specifying next day delivery, or two days after deposit with a recognized international overnight courier, specifying two day delivery, in each case with written verification of receipt.

4.13 Construction of Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Signed by the Company:

Sharing Services Global Corporation

By:	/s/ John “JT” Thatch
Name:	John “JT” Thatch
Title:	Chief Executive Officer

Signed by the Purchaser:

HWH International Inc.

By:	/s/ Chan Heng Fai Ambrose
Name:	Chan Heng Fai Ambrose
Title:	Executive Chairman

[Signature Page to Securities Purchase Agreement]